PUBLIC RELATIONS CONTACTS:
XOOM.com
Lisa Tarter
Ph: (415) 288-2652
Email: ltarter@xoom.com

Ocwen Asset Investment Corp.
Gregory M. Breskin
Ph: (561) 682-8559
Email: gbreskin@ocwen.com


FOR IMMEDIATE RELEASE
SEPTEMBER 9, 1999

             XOOM.COM SIGNS LEASE WITH OCWEN ASSET INVESTMENT CORP. FOR OFFICE SPACE SEVEN TIMES LARGER THAN CURRENT HEADQUARTERS

         HISTORIC DOWNTOWN SAN FRANCISCO BUILDING TO BE HEADQUARTERS FOR
                      PROPOSED NBC INTERNET (NBCI) COMPANY

(SAN FRANCISCO, CA AND WEST PALM BEACH, FL) - XOOM.com, Inc. (NASDAQ: XMCM) and Ocwen Asset Investment Corp. (NYSE: OAC) today announced that they have entered into a lease agreement for 186,695 square feet of office space in the heart of San Francisco's financial district, only two blocks away from XOOM.com's current headquarters. The new space at 225 Bush Street, formerly known as the Standard Oil Building, is intended to better serve the fast-growing staffing needs of XOOM.com, which currently has approximately 220 employees. Additionally, subject to approval of the proposed transaction involving XOOM.com, Snap.com and several Internet assets of NBC to form NBC Internet (NBCi), 225 Bush Street will become the headquarters for the newly formed company, which is expected to have approximately 520 employees at its inception. Snap.com, also headquartered in San Francisco, has approximately 300 employees.

As part of the transaction, which was entered into between XOOM.com and a wholly-owned subsidiary of OAC, XOOM.com receives naming rights to the historic building and will initially have rights to occupy eight of its 22 floors with additional rights for future expansion.

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

XOOM.com will begin moving into the building next month, with the entire move-in scheduled to be completed by early 2000. Mark Rosen of Rosen & Reynolds served as XOOM.com's real estate broker throughout the negotiations. OAC was represented by Angus Scott of Grubb & Ellis.

"Regardless of the proposed merger, XOOM.com was in need of significantly more space to accommodate its fast-growing staff," said Chris Kitze, Chairman of XOOM.com. "We're looking forward to creating a work environment that will excite our current employees while supporting our ongoing recruiting efforts. It was absolutely critical for us to remain in downtown San Francisco so that we would remain close to both the Internet and financial communities."

Gregory Breskin, OAC's Vice President of Real Estate Assets, added, "OAC is pleased to have an Internet company of this caliber as the new anchor tenant for this building. This lease brings together a significant player in the new e-commerce marketplace and a landmark historic building. We look forward to a long and mutually beneficial relationship."

ABOUT OCWEN ASSET INVESTMENT CORP.

OAC owns approximately 890,000 square feet of office space in San Francisco, including 225 Bush Street, 450 Sansome Street, 690 Market Street, and 10 U.N. Plaza/1130 Market Street. OAC, a real estate investment trust headquartered in West Palm Beach, Florida, has invested in underperforming commercial real estate, subordinate commercial mortgage-backed securities, subordinate and residual residential mortgage-backed securities and commercial and residential mortgage loans. OAC and Ocwen Financial Corporation (NYSE: OCN) have previously announced the signing of a definitive merger agreement providing for OCN to acquire OAC subject to the approval of the shareholders of OCN and OAC. Both groups of shareholders are scheduled to meet on October 7, 1999. Additional information about Ocwen Asset Investment Corp. is available at www.ocwen.com-oac.

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ABOUT XOOM.COM, INC.

XOOM.com, Inc. (www.xoom.com) offers consumers high-quality, free services over the Web, including homepage building, chat rooms, message boards, HTML e-mail, online greeting cards, a Web page counter, clip art and downloadable software. XOOM.com has pioneered direct e-commerce on the Internet by targeting its members with product and service offers relevant to their needs and interests. To date, Xoom.com has attracted more than 9.8 million members. XOOM.com, which was founded in September 1996, is headquartered in San Francisco and has offices in New York City, Los Angeles and Paris, France.

Subject to receiving stockholder approval, XOOM.com, one of the fastest growing community-based sites on the Web, is slated to join with several NBC Internet assets and Snap.com, Inc., one of the fastest-growing major Internet portals, to form one of the first publicly traded Internet companies combining these services in a strategic relationship with a major broadcast television network. The new company, to be called NBC Internet (NBCi), will use Snap.com as its umbrella consumer brand, integrating broadcast, portal and e-commerce services.

                                       ###

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "LOOK FORWARD," "WILL," "WOULD," OR FUTURE OR CONDITIONAL VERB TENSES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH STATEMENTS BECAUSE OF A NUMBER OF RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING THOSE LISTED FROM TIME TO TIME IN XOOM.COM'S OR OAC'S RESPECTIVE SEC REPORTS, INCLUDING BUT NOT LIMITED TO THEIR ANNUAL REPORTS ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 (INCLUDING, IN THE CASE OF OAC, EXHIBIT 99.2); THEIR QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31AND JUNE 30, 1999; AND THE REGISTRATION STATEMENT ON FORM S-4 FILED BY NBC INTERNET, INC. IMPORTANT FACTORS THAT COULD CAUSE THE RESULTS TO DIFFER MATERIALLY FROM THOSE IN ANY SUCH FORWARD-LOOKING STATEMENTS BY XOOM.COM INCLUDE: XOOM.COM'S LIMITED OPERATING HISTORY; UNPREDICTABILITY OF ITS QUARTER-TO-QUARTER RESULTS; ITS UNPROVEN BUSINESS MODEL AND DEPENDENCE ON MEMBERS; RISKS ASSOCIATED WITH ITS
INTERNATIONAL OPERATIONS; ITS RELIANCE ON A NETWORK INFRASTRUCTURE; ITS DEPENDENCE ON VENDORS AND SUPPLIERS; MANAGEMENT OF ITS GROWTH AND EXPANSION; RISKS ASSOCIATED WITH BRAND DEVELOPMENT; ITS RELIANCE ON ADVERTISING REVENUE; INTENSE COMPETITION WITH OTHER WEB COMMUNITIES AND BUSINESSES; THE RISKS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS; RISKS ASSOCIATED WITH ACQUISITIONS; AND RELIANCE ON STRATEGIC RELATIONSHIPS. IMPORTANT FACTORS THAT COULD CAUSE THE RESULTS TO DIFFER MATERIALLY FROM THOSE IN ANY SUCH FORWARD-LOOKING STATEMENTS BY OAC INCLUDE: GEOGRAPHIC CONCENTRATIONS OF ASSETS; TIMELY LEASING OF UNOCCUPIED SQUARE FOOTAGE (GENERALLY AND UPON LEASE EXPIRATION); CHANGES IN REAL ESTATE MARKET CONDITIONS (INCLUDING LIQUIDITY, VALUATION, REVENUES, RENTAL RATES, OCCUPANCY LEVELS AND COMPETING PROPERTIES); ADEQUACY OF INSURANCE COVERAGE IN THE EVENT OF A LOSS; KNOWN OR UNKNOWN ENVIRONMENTAL CONDITIONS; EXTERNAL MANAGEMENT; OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE AND LEASING MARKETS; THE ABILITY OF OCN AND OAC TO CONSUMMATE THEIR MERGER; SATISFACTION OR FULFILLMENT OF AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE; AND THE MARKET PRICES OF THE COMMON STOCK OF OCN AND OAC.

"XOOM," "XOOM.COM" AND THE "X-IN-CIRCLE" LOGO ARE TRADEMARKS OF XOOM.COM, WHICH MAY BE REGISTERED IN CERTAIN JURISDICTIONS.

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